Exhibit 4.2

FORM OF NOTE

[DATE]

U.S. $[__________]

FOR VALUE RECEIVED, the undersigned, Neuronetics, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to [________] (the “Holder”), in immediately available funds, the aggregate principal sum set forth above, or, if less, the aggregate unpaid principal amount of the Loan made by the Holder pursuant to Section 2.01[(a)][(b)] of the Credit Agreement and Guaranty, dated as of July 25, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Subsidiary Guarantors from time to time parties thereto, the Holder and each other lender that may from time to time become a party thereto (each, together with their permitted successors and assigns, a “Lender” and collectively, the “Lenders”), and Perceptive Credit Holdings IV, LP, a Delaware limited partnership, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.

This note is a Note issued pursuant to the terms of Section 2.03 of the Credit Agreement, and this note and the holder hereof are entitled to all the benefits and security provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION; PROVIDED THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY.

The Borrower hereby waives, to the extent permitted by applicable law, demand, presentment, protest or notice of any kind hereunder, other than notices provided for in the Loan Documents. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in such particular or any subsequent instance.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE CREDIT AGREEMENT.

[Signature Page Follows]

NEURONETICS, INC.

By _______________________________________
Name:
Title:

Exhibit C-2